Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-286261) and F-1 (No. 333-284161) of LOBO EV Technologies Ltd. of our report dated April 30, 2024 for the year then ended December 31, 2023, relating to the consolidated financial statements which are incorporated in LOBO EV Technologies Ltd.’s Annual Report on Form 20-F as of December 31, 2024 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ TPS Thayer, LLC

Sugar Land, Texas

July 8, 2025